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                                                                EXHIBIT 10.09.02

                              SECURITY-CONNECTICUT
                             LIFE INSURANCE COMPANY
SECURITY DRIVE                  A STOCK COMPANY         AVON, CONNECTICUT  06001
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                   A PART OF SECURITY-CONNECTICUT CORPORATION

POLICY NUMBER               225747H           POLICY DATE       FEBRUARY 6, 1997
INSURED      EDWARD G. ATSINGER III           FACE AMOUNT             $5,000,000
AGE ISSUE                   57 MALE           PREMIUM INTERVAL            ANNUAL
FIRST PREMIUM            $20,175.00           PREMIUM CLASS  PREFERRED NONSMOKER
ISSUE DATE         JANUARY 30, 1997           EXPIRY DATE       FEBRUARY 6, 2035


This is a legal contract between you and Security-Connecticut Life Insurance Company. This contract is called a Policy. The word "you" means the Policy Owner. The application shows the name of the Policy Owner. The word "we" means the Security-Connecticut Life Insurance Company. We promise to pay the Death Benefit to the Beneficiary subject to the provisions of this Policy. See "Payments By Us," for description of the Death Benefit. The Beneficiary is the party that you name. We will pay the Death Benefit when we receive proof of death of the Insured. The Policy Data page shows the name of the Insured. Age at any time is the Issue Age shown on the Policy Data page increased by the number of policy years completed. For information or service on this Policy, contact the person who sold you this Policy, or any of our offices including our Home Office.

                                   IMPORTANT

YOU HAVE PURCHASED A LIFE INSURANCE POLICY. CAREFULLY REVIEW IT FOR LIMITATIONS.

THIS POLICY MAY BE RETURNED WITHIN 30 DAYS FROM THE DATE YOU RECEIVED IT FOR A FULL REFUND, BY RETURNING IT TO EITHER THE INSURANCE COMPANY OR THE AGENT WHO SOLD YOU THIS POLICY. AFTER 30 DAYS, CANCELLATION MAY RESULT IN A LOSS OF PAID PREMIUM.

Signed at The Home Office in Avon, Connecticut.
     /PATRICIA A. DEVITA/           /RONALD D. JARVIS/

     Secretary                           President

 INCREASING PREMIUM TERM INSURANCE POLICY TO AGE 95 WITH EXCHANGE OPTIONS AND
                  PREMIUM ADJUSTMENT PROVISION NON DIVIDENDS

                                 POLICY SUMMARY

This is a Non-Participating Increasing Premium Term Insurance Policy to Age 95. Premiums are payable to age 95, or until the Insured's death, whichever comes first. We may charge a premium which is lower, but never higher, than the premium specified in the Schedule of Maximum Premium by Year. Exchange Options are available.